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                                  Exhibit 10.10

                               Silicon Valley Bank
                               -------------------
                           Amendment to Loan Documents

Borrower:  Entrada Networks, Inc,
           Rixon Networks, Inc. (fka Entrada Networks-AJ, Inc.)
           Sync Research, Inc.
           Torrey Pines Networks, Inc.

Date:      October 29, 2002

         THIS AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank ("Silicon") and the borrower named above ("Borrower").

         The Parties agree to amend the Loan and Security Agreement between them, dated February 20, 2001 (as otherwise amended, if at all, the "Loan Agreement"), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

         1. Modified Credit Limit. Section 1 of the Schedule, entitled "Credit Limit", is hereby amended to read as follows:

            "1. CREDIT LIMIT
                (Section 1.1):      An amount equal to the sum of 1 and 2 below:

                                    1. Revolving Loans. An amount not to exceed the lesser of: (i) $2,000,000 at any one time outstanding (the "Maximum Credit Limit") or (ii) 65% of the amount of the Eligible Receivables (as defined in Section 8 above) of Rixon Networks, Inc. only.

                     Loans, if any, will be made to each Borrower based on the Eligible Receivables of each Borrower, subject to the Maximum Credit Limit set forth above for all Loans to all Borrowers combined. Notwithstanding the foregoing, Borrower agrees and understands that, absent further written amendment hereto, Loans, if any, at this time will only be made to Rixon Networks, Inc. based on the Eligible Receivables of Rixon Networks, Inc.

                                    plus

                                    2. Cash Secured Letter of Credit No. 1.
                                    $300,000. Silicon previously issued for the account of Borrower a Standby Letter of Credit in the amount of $300,000 (the "Standby Letter of Credit No. 1"), which Standby Letter of Credit is secured by a certificate of deposit pledged to Silicon on Silicon's standard form documentation."

         2. Modified Minimum Monthly Interest. The Minimum Monthly Interest set forth in that portion of the Schedule to Loan and Security Agreement entitled "2. INTEREST." is hereby amended to read as follows:

            "Minimum Monthly
            Interest (Section 2.1): $3,000."

         3. Modified Maturity Date. Section 4 of the Schedule to Loan and Security Agreement is hereby amended to read as follows:

            "4. Maturity date
            (Section 6.1):          October 31, 2003."

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         4. Modified Tangible Net Worth Financial Covenant. The Minimum Tangible
Net Worth Financial Covenant set forth in that portion of the Schedule to Loan and Security Agreement entitled "5. FINANCIAL COVENANTS (Section 5.1)" is hereby amended to read as follows:

            "Minimum Tangible
            Net Worth:              For each month ending after the date hereof,
                                    Borrower shall, on a consolidated basis, maintain a Tangible Net Worth of not less than $3,750,000 plus 50% of the Borrower's net income in each fiscal quarter ending after the date hereof. Increases in the Minimum Tangible Net Worth Covenant based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall the Minimum Tangible Net Worth Covenant be decreased."

         5. Deposit Requirement. Borrower covenants and agrees that it shall at all times maintain its primary banking relationship with Silicon. Without limiting the generality of the foregoing, Borrower shall, at all times, maintain not less than 85% of its total cash and investments on deposit with Silicon.

         6. Modification Regarding Interest Computation. The first sentence of
Section 9.1 of the Loan Agreement which currently reads as follows:

            "In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Silicon (including proceeds of Receivables and payment of the Obligations in full) shall be deemed applied by Silicon on account of the Obligations two Business Days after receipt by Silicon of immediately available funds, and, for purposes of the foregoing, any such funds received after 12:00 Noon on any day shall be deemed received on the next Business Day."

is hereby amended to read as follows:

            "In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Silicon (including proceeds of Receivables and payment of the Obligations in full) shall be deemed applied by Silicon on account of the Obligations three Business Days after receipt by Silicon of immediately available funds, and, for purposes of the foregoing, any such funds received after 12:00 Noon on any day shall be deemed received on the next Business Day."

         7. Fee. In consideration for Silicon entering into this Amendment, Borrower shall concurrently pay Silicon a fee in the amount of $20,000.00, which shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said fee to Borrower's loan account.

         8. Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

         9. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

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Borrower:                                    Silicon:

ENTRADA NETWORKS, INC.                       SILICON VALLEY BANK


By /s/ Kanwar J. S. Chadha                   By /s/ Robert Anderson
   ------------------------------               ---------------------------
      President & CEO                        Title Vice President

By /s/ Davinder Sethi
   ------------------------------
      CFO


Borrower:                                    Borrower:

RIXON NETWORKS, INC.                         SYNC RESEARCH, INC.


By /s/ Kanwar J. S. Chadha                   By /s/ Kanwar J. S. Chadha
   ------------------------------               ---------------------------
      President                                    President

By /s/ Davinder Sethi                        By /s/ Davinder Sethi
   ------------------------------               ---------------------------
      CFO                                          CFO



Borrower:

TORREY PINES NETWORKS, INC.


By /s/ Kanwar J. S. Chadha
   ------------------------------
      President

By /s/ Davinder Sethi
   ------------------------------
      CFO

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